American Safety Insurance Holdings, Ltd.
Reports Fourth Quarter and Year End Results

HAMILTON, Bermuda, March 29, 2004 - American Safety Insurance Holdings, Ltd. (NYSE: ASI) today reported net earnings of $3.3 million from its insurance and real estate operations for the fourth quarter ended December 31, 2003, which were offset by the establishment of a $3.9 million valuation allowance related to a note receivable secured by real property, resulting in a net loss for the quarter of $582,000, or $0.09 per diluted share, as compared to a net loss of $2.5 million, or $.51 per diluted share in the fourth quarter of 2002. The valuation allowance was established in connection with the preparation of the Company’s year end financial statements as a result of the review of the 2003 financial performance of the golf course property which secures the loan, coupled with a general economic decline in the value of golf course properties. In January 2004, the Company entered into a settlement agreement under which modified repayment terms the borrower is required to pay $5.4 million. The Company received payment of the first installment of $1.4 million during the first quarter of 2004. After the payment and valuation allowance, the Company has no remaining notes receivable on its balance sheet.

Fourth quarter net earnings (loss) are detailed as follows (in thousands):

                                                     Quarter Ended                 Quarter Ended
                                                   December 31, 2003             December 31, 2002

      Insurance Operations                                $2,083                        $  771
      Real Estate Operations                               1,219                        (1,660)
      Other, including realized gains and
        (losses)                                              16                           909
      Earnings before Impairment of Note                   3,318                            20
        Receivable
      Impairment of Note Receivable                       (3,900)                       (2,468)
      Net Loss                                           $  (582)                      $(2,448)
                                                          =======                       =======

The increase in net earnings from insurance operations was due to strong underwriting profits in the Company’s core environmental, excess and surplus and program business lines. The increase in net earnings from real estate operations was due to increased closings of condominiums units and one boat slip at Harbour Village. Total revenues for the fourth quarter of 2003 increased 70% to $55 million as compared to the same quarter of 2002 as a result of increased net premiums earned, investment income and real estate income. Net premiums earned for the fourth quarter of 2003 increased 50% to $34.6 million from the same quarter of 2002 due to increases in the Company’s core environmental, excess and surplus, and program business net premiums earned. Net cash flow generated from operations increased to $20 million for the fourth quarter of 2003 from $7.1 million in the same quarter of 2002.

Net earnings for the year ended December 31, 2003 increased to $7.4 million, or $1.42 per diluted share, from $2.5 million, or $.51 per diluted share for the same period of 2002. The Company’s net earnings are detailed as follows (in thousands):

                                              Year Ended                Year Ended
                                              December 31, 2003         December 31, 2002
                                              -----------------         -----------------

      Insurance Operations                        $7,076                     $3,618
      Real Estate Operations                       2,218                      1,900
      Other, including realized gains and
        (losses)                                   2,020                       (566)
                                                  ------                     -------
      Earnings before Impairment of Note          11,314                      4,952
        Receivable
      Impairment of note Receivable               (3,900)                    (2,468)
                                                  -------                    -------
      Net Earnings                               $ 7,414                     $2,484
                                                  ======                      =====

The increase in net earnings from insurance operations was due to strong underwriting profits in the Company’s core environmental, excess and surplus and program business lines. The increase in net earnings from real estate operations was due to increased closings of condominium units and boat slips at Harbour Village. Total revenues for the year ended December 31, 2003 increased 35% to $176 million as compared to the same period of 2002 as a result of increased net premiums earned, investment income and realized gains from the sale of investments. Net premiums earned for the year ended December 31, 2003 increased 49% to $109 million from the same period of 2002 due to increases in net premiums earned in the Company’s core lines of business. Net cash flow from operations increased to $80 million for the year ended December 31, 2003 from $38 million in the same period of 2002.

The Company’s book value per share increased 5% to $13.80 at December 31, 2003 from $13.18 at December 31, 2002. This increase in book value per share is due primarily to the Company’s net earnings during the year ended December 31, 2003 offset, in part, by a decrease in unrealized gains on investments, and a small amount of dilution from the secondary offering in the fourth quarter of 2003.

Commenting on the results, Stephen R. Crim, President and Chief Executive Officer of American Safety Insurance Holdings, Ltd., said, “I am very pleased with the continued improvement in our insurance business for both the quarter and year ended December 31, 2003. Net earnings from insurance improved by 170% for the quarter and 96% for the year over the same period in 2002. The consistent growth in underwriting profits and strong cash flow from our insurance business supports our ability to effectively utilize our capital and continue to profitably grow our insurance business in the current favorable market conditions. The note receivable charge was required under GAAP due to a decrease in the value of the collateral securing the note. Any future payments received from the borrower under the settlement agreement will be treated as earnings to the Company. Absent the note receivable charge, net earnings for the fourth quarter were $3.3 million or 50 cents per diluted share, and $11.3 million or $2.16 per diluted share for the year.” A conference call to discuss fourth quarter and year end 2003 results is scheduled for Tuesday, March 30, 2004 at 11:00 a.m. (Eastern Time), which will be broadcast through the Investor Broadcast Network’s Vcall website at http://www.vcall.com or the Company’s website at http://www.americansafetyinsurance.com. A replay will be available on the Company’s website. American Safety Insurance Holdings, Ltd. is a specialty insurance holding company which, through its subsidiaries, provides innovative insurance solutions in the alternative insurance market for environmental remediation, contracting and other specialty risks. Additional information about the Company can be found at http://www.americansafetyinsurance.com.

This press release contains forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, including future insurance claims and losses, and the Company’s expectations with respect to the outcome of the Principal Management acquisition rescission litigation, and the future profitability and the value of the Harbour Village real estate development project. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various factors, including competitive conditions in the insurance industry, levels of new and renewal insurance business, unpredictable developments in loss trends, adequacy and changes in loss reserves, timing or collectibility of reinsurance recoverables, market acceptance of new coverages and enhancements, changes in reinsurance costs and availability, potential adverse decisions in court and arbitration proceedings, and changes in levels of general business activity and economic conditions. With respect to the development of the Harbour Village project, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and new construction, increases in construction costs, construction delays, weather, zoning, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units and boat slips, and changes in local and national levels of general business activity and economic conditions. For additional factors, which could influence the results of the Company’s operating and financial performance, see the Company’s filings with the Securities and Exchange Commission.

Contacts:

American Safety Insurance Services, Inc.                          Cameron Associates
Fred J. Pinckney                                                  Kevin McGrath
Investor Relations/General Counsel                                (212) 245-4577
(770) 916-1908

American Safety Insurance Holdings, Ltd. and Subsidiaries

Financial and Operating Highlights

                                                             Three Months Ended                   Twelve Months Ended
                                                                December 31                           December 31,
                                                          2003               2002               2003               2002
INCOME STATEMENT DATA:
Revenues:
     Direct and assumed premiums earned                $ 54,469,923       $ 40,291,170      $ 184,402,663      $ 145,307,974
     Ceded premiums earned                              (19,872,808)       (17,283,613)       (75,068,826)       (71,725,522)
         Net premiums earned                             34,597,115         23,007,557        109,333,837         73,582,452

     Net investment income                                1,931,451          1,263,684          5,800,536          4,388,416
     Net realized gains (losses)                             24,164          1,242,109          3,139,907            685,472
     Real estate income                                  18,677,300          7,121,389         57,555,194         51,780,576
     Other income                                            42,249            (19,003)           161,785            226,197
         Total revenues                                $ 55,272,279       $ 32,615,736       $175,991,259      $ 130,663,113

Expenses:
     Losses and loss adjustment expenses               $ 22,009,364       $ 12,004,785       $ 65,833,743       $ 42,030,633
     Acquisition expenses                                 7,780,168          5,433,143         21,817,717         14,506,718
     Payroll and related expenses                         2,388,148          1,922,490          9,048,799          8,526,990
     Real estate expenses                                16,721,714          9,745,698         53,998,892         48,527,026
     Other expenses                                       6,654,227          7,082,634         14,635,404         11,975,672
     Minority interest                                       (9,240)           (68,684)           311,774            128,044
     Expense due to rescission                               65,521             58,653            255,145          1,565,121
         Total expenses                                $ 55,609,902       $ 36,178,719       $165,901,474       $127,260,204
         Earnings before income taxes                      (337,623)        (3,562,983)        10,089,785          3,402,909
Income taxes                                                244,286         (1,114,646)         2,675,375            918,790
         Net earnings                                  $   (581,909)    $   (2,448,337)      $  7,414,410     $    2,484,119
                                                    ================== ================== ================== ===============

Net earnings per share:
     Basic                                          $           (0.09) $           (0.52) $          1.45    $          0.52
                                                    ================== ================== ================== ===============
     Diluted                                        $           (0.09) $           (0.51) $          1.42    $          0.51
                                                    ================== ================== ================== ===============
Average number of shares outstanding:
     Basic                                                6,182,108          4,748,130          5,105,770          4,735,933
                                                    ================== ================== ================== ==================
     Diluted                                              6,594,397          4,796,307          5,233,716          4,870,736
                                                    ================== ================== ================== ==================

GAAP combined ratio                                           99.4%             105.5%              96.8%             101.3%

BALANCE SHEET DATA:                                                                          December 31       December 31,
                                                                                                2003               2002

Total investments, excluding real estate                                                  $222,418,972         $ 111,926,287
Total assets                                                                               514,259,644           389,341,789
Unpaid losses and loss adjustment expenses                                                 230,103,754           179,163,593
Total liabilities                                                                          418,916,521           326,889,940
Total shareholders' equity                                                                  95,343,123            62,451,849

Book value per share                                                                      $      13.80         $       13.18

                                                            Harbour Village Development Status
                                                          (000)s except references to Condo Units

                                                             Phase 1                              Phase 2
                                            ------------------------------------------- ----------------------------
                                                                  Townhouses                  The          The
                                                         ------------------------------
                                               Marina         Oak                            Links        Links         Total
                                               Condos       Hammock       Riverwalk          North        South        Condos      Boat Slips      Total
                                            ------------------------------------------- ---------------------------- ------------ ------------- ------------

                 12/31/2003
Planned Number of Condo Units and Boat Slips    248          18            28         188                 188           670          142           812
Condo Units and Boat Slips under Contract       248          15            27         179                 161           630          142           772
Value of Pre-sale Contracts (Note 1)         62,892       6,696        10,486      45,506              44,674       170,254       13,082       183,336
Number of Buildings                               8           4             6           4                   4            26            -            26
Number of Closed Units                          248          15            25         171                   -           459          138           597

Number of Buildings Complete by Task
  Building Foundation                             8            4            6            4                  4
  Vertical Building Completed                     8            4            6            4                  4
  Interior Finish Completed                       8            4            6            4                  -
  Certificate of Occupancy Received               8            4            6            4                  -

             4th Quarter Actual
Units Closed                                      -            -            3           62                  -            65             1           66

Revenue Recognized                               85           19        1,277       16,788                  -        18,169           142       18,311

Other Revenue                                                                                                                                      366

  Total Revenue                                                                                                                                 18,677

Gross Profit Recognized                        (301)        (295)          39        4,212                  -         3,655          (874)       2,781

Other Expense (Income) Items                                                                                                                       825

Pre-Tax Profit                                                                                                                                   1,956

           Actual 12/31/2003 YTD
Units Closed                                      -           12           14          171                              197            17          214

Revenue Recognized                              498        5,314         5,840      42,706                           54,358         1,905       56,263

Other Revenue                                                                                                                                    1,292

  Total Revenue                                                                                                                                 57,555

Gross Profit Recognized                       (935)         (546)           37       8,898                            7,454           (73)       7,381

Other Expense (Income) Items                                                                                                                     3,825

Pre-Tax Profit                                                                                                                                   3,556

      Outlook For 1st Quarter of 2004
Units Closed                                     -             2             1          24                               27             1           28

Revenue Recognized - Condos and Boat Slips       -         1,186           372       7,214                            8,772           138        8,910

Land Sales and Other Revenue                                                                                                                     2,300

  Total Revenue                                                                                                                                 11,210

Gross Profit Recognized - Condos and Boat        -           (1)             8       1,322                             1,329            58       1,387

Gross Profit Recognized - Land Sales                                                                                                               450

Other Expense (Income) Items                                                                                                                       811

Pre-tax Profit                                                                                                                                   1,026

Note 1 - No assurance can be given that purchasers under binding pre-sale contracts with deposits will close each contemplated transaction.

Note 2 - Other includes net brokerage commissions, advertising, promotion, and other general and administrative costs. These items are not allocated to specific buildings.

The projected results contained above for unit closings, revenue, gross profit, fixed costs and pre-tax profit are forward looking statements. With respect to the Company's development of the Harbour Village property, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and new construction, increases in construction costs, construction delays, weather, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units and boat slips and changes in local and national levels of general business activity and economic conditions.